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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2001

Conductus, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19915	77-0162388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 W. Maude Avenue, Sunnyvale, CA        94085
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (408) 523-9950

Inapplicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

    On July 17, 2001, ISCO International, Inc. ("ISCO") filed a complaint in the United District Court for the District of Delaware against Conductus, Inc. (the "Company") alleging that the Company's current base station front-end systems containing cryogenically cooled superconducting filters infringe ISCO's U.S. Patent No. 6,263,215, entitled "Cryoelectronically Cooled Receiver Front End for Mobile Radio Systems," which was issued on July 17, 2001.

    ISCO is seeking a preliminary and permanent injunction restraining the Company from marketing, selling or manufacturing any of the above products, as well as damages and attorneys' fees.

    The Company is investigating the merits of ISCO's claim.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUCTUS, INC.
Dated: July 23, 2001	By:	/s/ CHARLES E. SHALVOY Charles E. Shalvoy President and Chief Executive Officer

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SIGNATURES